Exhibit 99.1

press release
February 5, 2025

Radian Announces Fourth Quarter and Full Year 2024 Financial Results

— Fourth quarter net income of $148 million, or $0.98 per diluted share —

— Full year net income of $604 million, or $3.92 per diluted share —

— Full year return on equity of 13.4% —

— Book value per share growth of 9% year-over-year to $31.33 —

— Primary mortgage insurance in force increased to an all-time high of $275.1 billion —

— $675 million in ordinary dividends paid from Radian Guaranty to holding company during the year —

— Returned $376 million of capital to stockholders through dividends and share repurchases during the year, including $111 million in the fourth quarter —

WAYNE, PA. February 5, 2025 - Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended December 31, 2024, of $148 million, or $0.98 per diluted share. This compares with net income for the quarter ended December 31, 2023, of $143 million, or $0.91 per diluted share.

Net income for the full year 2024 was $604 million, or $3.92 per diluted share. This compares with net income for the full year 2023 of $603 million, or $3.77 per diluted share.

Adjusted pretax operating income for the quarter ended December 31, 2024, was $209 million, compared to $192 million for the quarter ended December 31, 2023. Adjusted diluted net operating income per share for the quarter ended December 31, 2024, was $1.09, compared to $0.96 for the quarter ended December 31, 2023.

Adjusted pretax operating income for the full year 2024 was $803 million, compared to $786 million for the full year 2023. Adjusted diluted net operating income per share for the full year 2024 was $4.11, compared to $3.88 for the full year 2023.

Key Financial Highlights	Quarter ended			Year ended
($ in millions, except per-share amounts)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Total revenues	$316	$334	$329	$1,290	$1,241
Net income	$148	$152	$143	$604	$603
Diluted net income per share	$0.98	$0.99	$0.91	$3.92	$3.77
Consolidated pretax income	$189	$195	$180	$771	$767
Adjusted pretax operating income (1)	$209	$199	$192	$803	$786
Adjusted diluted net operating income per share (1)	$1.09	$1.03	$0.96	$4.11	$3.88
Return on equity	12.7%	13.2%	13.4%	13.4%	14.5%
Adjusted net operating return on equity (1)	14.2%	13.7%	14.2%	14.1%	14.9%
New Insurance Written (NIW) - mortgage insurance	$13,186	$13,493	$10,629	$51,984	$52,670
Net premiums earned - mortgage insurance	$235	$235	$230	$939	$909
New defaults	13,967	13,708	12,452	50,535	44,007

	As of
($ in millions, except per-share amounts)	December 31, 2024	September 30, 2024	December 31, 2023

Book value per share	$31.33	$31.37	$28.71
Accumulated other comprehensive income (loss) value per share	$(2.37)	$(1.56)	$(2.16)
PMIERs Available Assets	$6,039	$5,984	$5,890
PMIERs excess Available Assets	$2,158	$2,122	$2,260
Available holding company liquidity (2)	$885	$844	$992
Total investments	$6,345	$6,497	$6,086
Residential mortgage loans held for sale, at fair value (3)	$520	$530	$33
Primary mortgage insurance in force	$275,126	$274,721	$269,979
Percentage of primary loans in default	2.44%	2.25%	2.20%
Mortgage insurance loss reserves	$354	$357	$365

(1)
Adjusted results, including adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, are non-GAAP financial measures. For definitions and reconciliations of these measures to the comparable GAAP measures, see Exhibits F and G.
(2)
Represents Radian Group’s available liquidity without considering available capacity under its undrawn $275 million unsecured revolving credit facility.
(3)
Included in total investments on our consolidated balance sheets.

Book value per share at December 31, 2024, was $31.33, compared to $31.37 at September 30, 2024, and $28.71 at December 31, 2023. This represents a 9% growth in book value per share at December 31, 2024, as compared to December 31, 2023, and includes accumulated other comprehensive income (loss) of $(2.37) per share as of December 31, 2024, and $(2.16) per share as of December 31, 2023. Changes in accumulated other comprehensive income (loss) are primarily from net unrealized gains or losses on investments as a result of decreases or increases, respectively, in market interest rates.

“We reported another successful year for Radian in 2024, increasing book value per share by 9% year-over-year, generating net income of $604 million, and delivering a return on equity of 13.4%. Our primary mortgage insurance in force, which is the main driver of future earnings for our company, reached a record level of $275 billion dollars,” said Radian’s Chief Executive Officer, Rick Thornberry. “Our results continue to reflect the economic value of our high-quality mortgage insurance portfolio, the strength and quality of our investment portfolio, our strong capital and liquidity positions, our ongoing strategic focus on managing expenses, and our commitment to helping our customers transform risk into opportunity – while also returning value to our stockholders. We look forward to the opportunities ahead in 2025.”

FOURTH QUARTER AND FULL YEAR HIGHLIGHTS

■
NIW was $13.2 billion in the fourth quarter of 2024, compared to $13.5 billion in the third quarter of 2024, and $10.6 billion in the fourth quarter of 2023. NIW was $52.0 billion for the full year 2024, compared to $52.7 billion for the prior year.
■
Purchase NIW decreased 5% in the fourth quarter of 2024 compared to the third quarter of 2024 and decreased 8% compared to the fourth quarter of 2023.
■
Refinances accounted for 10% of total NIW in the fourth quarter of 2024, compared to 4% in the third quarter of 2024, and 1% in the fourth quarter of 2023.
■
Total primary mortgage insurance in force of $275.1 billion as of December 31, 2024, compared to $274.7 billion as of September 30, 2024, and $270.0 billion as of December 31, 2023.
■
Persistency, which is the percentage of mortgage insurance that remains in force after a twelve-month period, was 84% for the twelve months ended December 31, 2024, compared to 84% for the twelve months ended September 30, 2024, and 84% for the twelve months ended December 31, 2023.
■
Annualized persistency for the three months ended December 31, 2024, was 83%, compared to 84% for the three months ended September 30, 2024, and 86% for the three months ended December 31, 2023.
■
Net mortgage insurance premiums earned were $235 million for the fourth quarter of 2024, compared to $235 million for the third quarter of 2024, and $230 million for the fourth quarter of 2023.
■
Mortgage insurance in force portfolio premium yield was 38.0 basis points in the fourth quarter of 2024. This compares to 38.2 basis points in the third quarter of 2024 and 38.1 basis points in the fourth quarter of 2023.
■
Total net mortgage insurance premium yield, which includes the impact of ceded premiums earned and accrued profit commission, was 34.2 basis points in the fourth quarter of 2024. This compares to 34.4 basis points in the third quarter of 2024, and 34.2 basis points in the fourth quarter of 2023.
■
Details regarding premiums earned may be found in Exhibit D.
■
The mortgage insurance provision for losses was a de minimis amount in the fourth quarter of 2024, compared to a provision of $6 million in the third quarter of 2024 and a provision of $5 million in the fourth quarter of 2023.
■
Favorable reserve development on prior period defaults was $56 million in the fourth quarter of 2024, compared to $51 million in the third quarter of 2024 and $49 million in the fourth quarter of 2023.
■
The number of primary delinquent loans was 24,055 as of December 31, 2024, compared to 22,350 as of September 30, 2024, and 22,021 as of December 31, 2023. This increase in delinquent loans is consistent with seasonal credit trends and the natural seasoning of the insured portfolio and reflects the growth in the company’s total primary mortgage insurance in force in recent years.
■
The loss ratio in the fourth quarter of 2024 was 0%, compared to 3% in the third quarter of 2024, and 2% in the fourth quarter of 2023.
■
Total mortgage insurance claims paid were $5 million in the fourth quarter of 2024, compared to $3 million in the third quarter of 2024 and $3 million in the fourth quarter of 2023. For the full year 2024, total net claims paid, which includes the impact of settlements and commutations, were $17 million, compared to $14 million for the full year 2023.
■
Additional details regarding mortgage insurance provision for losses may be found in Exhibit D.
■
Other operating expenses were $88 million in the fourth quarter of 2024, compared to $86 million in the third quarter of 2024, and $95 million in the fourth quarter of 2023. Other operating expenses were $348 million for the full year 2024, compared to $348 million for the full year 2023.
■
Other operating expenses in the fourth quarter of 2024 included $13 million of impairment expenses related to internal-use software and lease-related assets.
■
Additional details regarding other operating expenses may be found in Exhibit D.

CAPITAL AND LIQUIDITY UPDATE

Radian Group

■
During the fourth quarter of 2024, the company repurchased 2.2 million shares of Radian Group common stock at a total cost of $75 million. For the full year 2024, the company repurchased 7.0 million shares of Radian Group common stock at a total cost of $224 million. As of December 31, 2024, purchase authority of up to $543 million remained available under the existing program.
■
Radian Group paid a dividend on its common stock in the amount of $0.245 per share, totaling $36 million, in the fourth quarter of 2024. For the full year 2024, the company paid total dividends of $152 million.
■
As of December 31, 2024, Radian Group maintained $885 million of available liquidity. Total holding company liquidity, including the company’s undrawn $275 million unsecured revolving credit facility, was $1.2 billion as of December 31, 2024.

Radian Guaranty

■
Radian Guaranty paid an ordinary dividend to Radian Group of $190 million in the fourth quarter of 2024, bringing total dividends paid during 2024 to $675 million.
■
At December 31, 2024, Radian Guaranty’s Available Assets under PMIERs totaled $6.0 billion, resulting in PMIERs excess Available Assets of $2.2 billion.

RECENT EVENTS

■
On January 16, 2025, Fitch Ratings (“Fitch”) upgraded the insurance financial strength (IFS) rating of Radian Guaranty to A from A-. In the same rating action, Fitch also upgraded the senior unsecured debt rating of Radian Group Inc. to BBB from BBB-. The outlook for the ratings is stable.

CONFERENCE CALL

Radian will discuss fourth quarter 2024 financial results in a conference call tomorrow, Thursday, February 6, 2025, at 11:00 a.m. Eastern time. The conference call will be webcast live on the company’s website at https://radian.com/who-we-are/for-investors/webcasts or at www.radian.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

The call may be accessed via telephone by registering for the call here to receive the dial-in numbers and unique PIN. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A digital replay of the webcast will be available on Radian’s website approximately two hours after the live broadcast ends for a period of one year at https://radian.com/who-we-are/for-investors/webcasts.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website at www.radian.com, under Investors.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity (non-GAAP measures) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. On a consolidated basis, these measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered in isolation or viewed as substitutes for GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income (loss) is defined as GAAP consolidated pretax income (loss) excluding the effects of: (i) net gains (losses) on investments and other financial instruments, except for those investments and other financial instruments attributable to our Mortgage Conduit business; (ii) amortization and impairment of goodwill and other acquired intangible assets; and (iii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss) attributable to common stockholders, net of taxes computed using the company’s statutory tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s statutory tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable consolidated GAAP measures.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN) is a catalyst for homeownership that transforms risk into opportunity through services and technologies that empower housing and capital market participants to act with confidence. The Radian family of companies is shaping the future of mortgage and real estate services through products and services that include industry-leading mortgage insurance and a comprehensive suite of mortgage, risk, real estate, and title services. Visit www.radian.com to see how we’re creating possibilities for a place to call home.

Contact:

For Investors

Dan Kobell - Phone: 215.231.1113

email: daniel.kobell@radian.com

For Media

Rashi Iyer - Phone: 215.231.1167

email: rashi.iyer@radian.com

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

Exhibit A:	Condensed Consolidated Statements of Operations
Exhibit B:	Net Income Per Share
Exhibit C:	Condensed Consolidated Balance Sheets
Exhibit D:	Condensed Consolidated Statements of Operations Detail
Exhibit E:	Segment Information
Exhibit F:	Definition of Consolidated Non-GAAP Financial Measures
Exhibit G:	Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit H:	Mortgage Insurance Supplemental Information - New Insurance Written
Exhibit I:	Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A (page 1 of 2)

	2024				2023
(In thousands, except per-share amounts)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Revenues
Net premiums earned	$238,562	$239,133	$237,731	$235,857	$232,649
Services revenue	12,250	12,167	13,265	12,588	12,419
Net investment income	71,310	78,396	73,766	69,221	68,824
Net gains (losses) on investments and other financial instruments	(8,291)	2,174	(4,487)	490	13,447
Income (loss) on consolidated VIEs	(467)	465	—	—	—
Other income	2,497	1,522	872	1,262	1,305
Total revenues	315,861	333,857	321,147	319,418	328,644
Expenses
Provision for losses	(624)	6,889	(1,745)	(7,034)	4,170
Policy acquisition costs	7,276	6,724	6,522	6,794	6,147
Cost of services	9,867	9,542	9,535	9,327	8,950
Other operating expenses	87,703	85,919	91,648	82,636	95,218
Interest expense	22,513	29,391	27,064	29,046	23,169
Impairment of goodwill	—	—	—	—	9,802
Amortization of other acquired intangible assets	—	—	—	—	1,371
Total expenses	126,735	138,465	133,024	120,769	148,827
Pretax income	189,126	195,392	188,123	198,649	179,817
Income tax provision	40,835	43,500	36,220	46,295	37,124
Net income	$148,291	$151,892	$151,903	$152,354	$142,693
Diluted net income per share	$0.98	$0.99	$0.98	$0.98	$0.91

(1)
See Exhibit D for additional details.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A (page 2 of 2)

	Years Ended December 31,
(In thousands, except per-share amounts)	2024	2023

Revenues
Net premiums earned	$951,283	$919,578
Services revenue	50,270	46,092
Net investment income	292,693	258,430
Net gains (losses) on investments and other financial instruments	(10,114)	10,241
Income (loss) on consolidated VIEs	(2)	—
Other income	6,153	6,247
Total revenues	1,290,283	1,240,588
Expenses
Provision for losses	(2,514)	(42,526)
Policy acquisition costs	27,316	24,578
Cost of services	38,271	38,491
Other operating expenses	347,906	347,578
Interest expense	108,014	89,695
Impairment of goodwill	—	9,802
Amortization of other acquired intangible assets	—	5,483
Total expenses	518,993	473,101
Pretax income	771,290	767,487
Income tax provision	166,850	164,368
Net income	$604,440	$603,119
Diluted net income per share	$3.92	$3.77

(1)
See Exhibit D for additional details.

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B

The calculation of basic and diluted net income per share is as follows.

	2024				2023
(In thousands, except per-share amounts)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Net income—basic and diluted	$148,291	$151,892	$151,903	$152,354	$142,693
Average common shares outstanding—basic	150,302	151,846	153,110	153,817	155,318
Dilutive effect of share-based compensation arrangements (1)	1,610	1,227	1,289	2,154	1,909
Adjusted average common shares outstanding—diluted	151,912	153,073	154,399	155,971	157,227
Basic net income per share	$0.99	$1.00	$0.99	$0.99	$0.92
Diluted net income per share	$0.98	$0.99	$0.98	$0.98	$0.91

(1)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Shares of common stock equivalents	9	—	64	—	—

	Years Ended December 31,
(In thousands, except per-share amounts)	2024	2023

Net income—basic and diluted	$604,440	$603,119
Average common shares outstanding—basic	152,465	158,140
Dilutive effect of share-based compensation arrangements (1)	1,726	1,993
Adjusted average common shares outstanding—diluted	154,191	160,133
Basic net income per share	$3.96	$3.81
Diluted net income per share	$3.92	$3.77

(1)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	Years Ended December 31,
(In thousands)	2024	2023

Shares of common stock equivalents	11	14

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit C

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands, except per-share amounts)	2024	2024	2024	2024	2023

Assets
Investments	$6,345,236	$6,497,180	$6,588,149	$6,327,114	$6,085,654
Cash	38,823	28,061	13,791	26,993	18,999
Restricted cash	2,649	2,014	1,993	1,832	1,066
Accrued investment income	49,053	49,707	47,607	46,334	45,783
Accounts and notes receivable	128,093	138,439	137,777	130,095	123,857
Reinsurance recoverable	36,433	34,015	31,064	28,151	25,909
Deferred policy acquisition costs	17,746	18,430	18,566	18,561	18,718
Property and equipment, net	27,637	41,892	56,360	60,521	63,822
Prepaid federal income taxes	921,080	870,336	837,736	750,320	750,320
Other assets	375,931	384,666	396,600	369,944	459,805
Consolidated VIE assets (1)	721,307	355,031	—	—	—
Total assets	$8,663,988	$8,419,771	$8,129,643	$7,759,865	$7,593,933
Liabilities and stockholders’ equity
Reserve for losses and loss adjustment expense	$360,326	$363,225	$357,470	$361,833	$370,148
Unearned premiums	188,337	198,007	206,094	215,124	225,396
Senior notes	1,065,337	1,064,718	1,513,782	1,512,860	1,417,781
Secured borrowings	538,294	551,916	484,665	207,601	119,476
Net deferred tax liability	746,685	737,605	656,113	626,353	589,564
Other liabilities	431,556	457,155	429,200	396,362	473,763
Consolidated VIE liabilities (1)	709,595	348,292	—	—	—
Total liabilities	4,040,130	3,720,918	3,647,324	3,320,133	3,196,128
Common stock	168	171	172	171	173
Treasury stock	(968,246)	(967,717)	(967,218)	(946,202)	(945,870)
Additional paid-in capital	1,246,826	1,315,046	1,356,341	1,390,436	1,430,594
Retained earnings	4,695,348	4,584,453	4,470,335	4,357,823	4,243,759
Accumulated other comprehensive income (loss)	(350,238)	(233,100)	(377,311)	(362,496)	(330,851)
Total stockholders’ equity	4,623,858	4,698,853	4,482,319	4,439,732	4,397,805
Total liabilities and stockholders’ equity	$8,663,988	$8,419,771	$8,129,643	$7,759,865	$7,593,933
Shares outstanding	147,569	149,776	151,148	151,509	153,179
Book value per share	$31.33	$31.37	$29.66	$29.30	$28.71

Holding company debt-to-capital ratio (2)	18.7%	18.5%	25.2%	25.4%	24.4%

(1)
Reflects the consolidation of Radian Mortgage Capital’s private label securitizations, net of our retained interest in these transactions. We determined that we are the primary beneficiary of these securitization trusts, which are each considered to be a variable interest entity (“VIE”), thereby requiring us to consolidate the VIE.
(2)
Calculated as carrying value of senior notes, which were issued and are owed by our holding company, divided by carrying value of senior notes and stockholders’ equity. This holding company ratio does not include the effects of amounts owed by our subsidiaries related to secured borrowings.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 1 of 4)

Net Premiums Earned

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Direct - Mortgage insurance

Premiums earned, excluding revenue from cancellations	$261,017	$261,726	$259,342	$258,593	$256,632

Single Premium Policy cancellations	2,363	1,783	2,076	2,114	2,058
Total direct - Mortgage insurance	263,380	263,509	261,418	260,707	258,690
Ceded - Mortgage insurance
Premiums earned, excluding revenue from cancellations	(43,239)	(41,894)	(39,925)	(38,997)	(40,065)
Single Premium Policy cancellations (1)	952	818	732	(112)	(444)
Profit commission - other (2)	14,183	12,711	12,593	12,401	12,199
Total ceded premiums - Mortgage insurance	(28,104)	(28,365)	(26,600)	(26,708)	(28,310)
Net premiums earned - Mortgage insurance	235,276	235,144	234,818	233,999	230,380
Net premiums earned - Title insurance	3,286	3,989	2,913	1,858	2,269
Net premiums earned	$238,562	$239,133	$237,731	$235,857	$232,649

(1)
Includes the impact of related profit commissions.
(2)
The amounts represent the profit commission under our QSR Program, excluding the impact of Single Premium Policy cancellations.

Services Revenue

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Mortgage Insurance
Contract underwriting services	$261	$244	$309	$210	$202
All Other
Real estate services	7,733	7,876	8,777	9,193	8,888
Title	3,645	3,427	3,540	2,573	2,713
Real estate technology	611	620	639	612	616
Total services revenue	$12,250	$12,167	$13,265	$12,588	$12,419

Net Investment Income

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Fixed maturities	$57,238	$59,348	$57,924	$57,259	$58,669
Equity securities	3,350	3,047	3,067	2,539	3,753
Mortgage loans held for sale	7,537	7,828	5,411	1,793	1,725
Short-term investments	4,478	9,686	8,614	8,958	5,871
Other (1)	(1,293)	(1,513)	(1,250)	(1,328)	(1,194)
Net investment income	$71,310	$78,396	$73,766	$69,221	$68,824

(1)
Includes investment management expenses, as well as the net impact from our securities lending activities.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 2 of 4)

Provision for Losses

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Mortgage insurance
Current period defaults (1)	$55,795	$57,032	$47,918	$53,688	$53,981
Prior period defaults (2)	(55,734)	(50,686)	(49,687)	(60,574)	(49,373)
Total Mortgage insurance	61	6,346	(1,769)	(6,886)	4,608
Title insurance	(685)	543	24	(148)	(438)
Total provision for losses	$(624)	$6,889	$(1,745)	$(7,034)	$4,170

(1)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(2)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.

Other Operating Expenses

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Salaries and other base employee expenses	$32,561	$32,851	$41,431	$39,723	$34,182

Variable and share-based incentive compensation	20,342	17,581	23,223	17,515	20,262

Other general operating expenses (1)	40,385	39,984	31,623	30,262	45,186
Ceding commissions	(6,620)	(6,276)	(5,957)	(5,644)	(5,327)
Title agent commissions	1,035	1,779	1,328	780	915
Total	$87,703	$85,919	$91,648	$82,636	$95,218

(1)
Includes $13 million, $10 million and $14 million in the fourth quarter of 2024, the third quarter of 2024 and the fourth quarter of 2023, respectively, of impairment of long-lived assets, consisting of impairments to our internal-use software and lease-related assets.

Interest Expense

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Senior notes	$15,791	$20,945	$21,156	$22,128	$20,335
Mortgage loan financing facilities	5,963	7,500	5,107	1,438	1,421
Loss on extinguishment of debt	—	—	—	4,275	—
FHLB advances	403	538	544	945	1,059
Revolving credit facility	356	408	257	260	354
Total interest expense	$22,513	$29,391	$27,064	$29,046	$23,169

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 3 of 4)

Net Premiums Earned

	Years Ended December 31,
(In thousands)	2024	2023

Direct - Mortgage insurance

Premiums earned, excluding revenue from cancellations	$1,040,678	$1,015,238

Single Premium Policy cancellations	8,336	14,703
Total direct - Mortgage insurance	1,049,014	1,029,941
Ceded - Mortgage insurance
Premiums earned, excluding revenue from cancellations	(164,055)	(165,870)
Single Premium Policy cancellations (1)	2,390	(3,903)
Profit commission - other (2)	51,888	49,195
Total ceded premiums - Mortgage insurance	(109,777)	(120,578)
Net premiums earned - Mortgage insurance	939,237	909,363
Net premiums earned - Title insurance	12,046	10,215
Net premiums earned	$951,283	$919,578

(1)
Includes the impact of related profit commissions.
(2)
The amounts represent the profit commission under our QSR Program, excluding the impact of Single Premium Policy cancellations.

Services Revenue

	Years Ended December 31,
(In thousands)	2024	2023

Mortgage Insurance
Contract underwriting services	$1,024	$1,088
All Other
Real estate services	33,579	30,927
Title	13,185	11,464
Real estate technology	2,482	2,613
Total services revenue	$50,270	$46,092

Net Investment Income

	Years Ended December 31,
(In thousands)	2024	2023

Fixed maturities	$231,769	$226,654
Equity securities	12,003	13,420
Mortgage loans held for sale	22,569	4,212
Short-term investments	31,736	18,840
Other (1)	(5,384)	(4,696)
Net investment income	$292,693	$258,430

(1)
Includes investment management expenses, as well as the net impact from our securities lending activities.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 4 of 4)

Provision for Losses

	Years Ended December 31,
(In thousands)	2024	2023

Mortgage insurance
Current period defaults (1)	$197,719	$178,664
Prior period defaults (2)	(199,967)	(220,800)
Total Mortgage insurance	(2,248)	(42,136)
Title insurance	(266)	(390)
Total provision for losses	$(2,514)	$(42,526)

(1)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(2)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.

Other Operating Expenses

	Years Ended December 31,
(In thousands)	2024	2023

Salaries and other base employee expenses	$146,565	$141,550

Variable and share-based incentive compensation	78,661	76,989

Other general operating expenses (1)	142,254	144,516
Ceding commissions	(24,497)	(19,932)
Title agent commissions	4,923	4,455
Total	$347,906	$347,578

(1)
Includes $23 million and $14 million in 2024 and 2023, respectively, of impairment of long-lived assets, consisting of impairments to our internal-use software and lease-related assets.

Interest Expense

	Years Ended December 31,
(In thousands)	2024	2023

Senior notes	$80,020	$81,246
Mortgage loan financing facilities	20,008	3,507
Loss on extinguishment of debt	4,275	—
FHLB advances	2,430	3,454
Revolving credit facility	1,281	1,374
Other	—	114
Total interest expense	$108,014	$89,695

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 1 of 5)

Summarized financial information concerning our operating segments as of and for the periods indicated is as follows. For a definition of adjusted pretax operating income (loss), along with a reconciliation to its consolidated GAAP measure, see Exhibits F and G.

	Three Months Ended December 31, 2024
(In thousands)	Mortgage Insurance	All Other (1)	Inter- segment	Total

Net premiums written	$231,979	$3,286	$—	$235,265
(Increase) decrease in unearned premiums	3,297	—	—	3,297
Net premiums earned	235,276	3,286	—	238,562
Services revenue	262	12,088	(100)	12,250
Net investment income	51,541	19,769	—	71,310
Net gains (losses) on investments and other financial instruments	—	(1,521)	—	(1,521)
Income (loss) on consolidated VIEs	—	(467)	—	(467)
Other income	1,707	826	(36)	2,497
Total	288,786	33,981	(136)	322,631
Provision for losses	61	(685)	—	(624)
Policy acquisition costs	7,276	—	—	7,276
Cost of services	99	9,768	—	9,867
Other operating expenses before allocated corporate operating expenses	15,582	21,644	(136)	37,090
Interest expense	16,550	5,963	—	22,513
Total	39,568	36,690	(136)	76,122
Adjusted pretax operating income (loss) before allocated corporate operating expenses	249,218	(2,709)	—	246,509
Allocation of corporate operating expenses	34,011	3,661	—	37,672
Adjusted pretax operating income (loss) (2)	$215,207	$(6,370)	$—	$208,837

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 2 of 5)

	Three Months Ended December 31, 2023
(In thousands)	Mortgage Insurance	All Other (1)	Inter- segment	Total

Net premiums written	$225,112	$2,269	$—	$227,381
(Increase) decrease in unearned premiums	5,268	—	—	5,268
Net premiums earned	230,380	2,269	—	232,649
Services revenue	202	12,311	(94)	12,419
Net investment income	51,061	17,763	—	68,824
Net gains (losses) on investments and other financial instruments	—	356	—	356
Other income	1,302	14	(11)	1,305
Total	282,945	32,713	(105)	315,553
Provision for losses	4,608	(438)	—	4,170
Policy acquisition costs	6,147	—	—	6,147
Cost of services	157	8,793	—	8,950
Other operating expenses before allocated corporate operating expenses	15,559	23,660	(105)	39,114
Interest expense	21,748	1,421	—	23,169
Total	48,219	33,436	(105)	81,550
Adjusted pretax operating income (loss) before allocated corporate operating expenses	234,726	(723)	—	234,003
Allocation of corporate operating expenses	36,929	5,340	—	42,269
Adjusted pretax operating income (loss) (2)	$197,797	$(6,063)	$—	$191,734

	Year Ended December 31, 2024
(In thousands)	Mortgage Insurance	All Other (1)		Inter- segment	Total

Net premiums written	$930,149	$12,046		$—	$942,195
(Increase) decrease in unearned premiums	9,088	—		—	9,088
Net premiums earned	939,237	12,046		—	951,283
Services revenue	1,025	49,646		(401)	50,270
Net investment income	201,453	91,240		—	292,693
Net gains (losses) on investments and other financial instruments	—	(5,798)		—	(5,798)
Income (loss) on consolidated VIEs	—	(2)		—	(2)
Other income	5,649	582		(78)	6,153
Total	1,147,364	147,714	(3)	(479)	1,294,599
Provision for losses	(2,248)	(266)		—	(2,514)
Policy acquisition costs	27,316	—		—	27,316
Cost of services	534	37,737		—	38,271
Other operating expenses before allocated corporate operating expenses	66,417	99,106		(479)	165,044
Interest expense	83,731	20,008		—	103,739
Total	175,750	156,585		(479)	331,856
Adjusted pretax operating income (loss) before allocated corporate operating expenses	971,614	(8,871)		—	962,743
Allocation of corporate operating expenses	144,251	15,487		—	159,738
Adjusted pretax operating income (loss) (2)	$827,363	$(24,358)		$—	$803,005

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 3 of 5)

	Year Ended December 31, 2023
(In thousands)	Mortgage Insurance	All Other (1)		Inter- segment	Total

Net premiums written	$904,240	$10,215		$—	$914,455
(Increase) decrease in unearned premiums	5,123	—		—	5,123
Net premiums earned	909,363	10,215		—	919,578
Services revenue	1,088	45,394		(390)	46,092
Net investment income	195,077	63,353		—	258,430
Net gains (losses) on investments and other financial instruments	—	814		—	814
Income (loss) on consolidated VIEs	—	—		—	—
Other income	5,372	27		(20)	5,379
Total	1,110,900	119,803	(3)	(410)	1,230,293
Provision for losses	(42,136)	(390)		—	(42,526)
Policy acquisition costs	24,578	—		—	24,578
Cost of services	713	37,778		—	38,491
Other operating expenses before allocated corporate operating expenses	71,150	99,030		(410)	169,770
Interest expense	86,188	3,507		—	89,695
Total	140,493	139,925		(410)	280,008
Adjusted pretax operating income (loss) before allocated corporate operating expenses	970,407	(20,122)		—	950,285
Allocation of corporate operating expenses	140,583	23,275		—	163,858
Adjusted pretax operating income (loss) (2)	$829,824	$(43,397)		$—	$786,427

(1)
All Other activities include: (i) income (losses) from assets held by our holding company; (ii) related general corporate operating expenses not attributable or allocated to our reportable segments; and (iii) the operating results from certain other immaterial activities and operating segments, including our mortgage conduit, title, real estate services and real estate technology businesses.
(2)
See Exhibits F and G for additional information on the use and definition of this term and a reconciliation to consolidated net income.
(3)
Details of All Other revenue are as follows.

	Years Ended December 31,
(In thousands)	2024	2023

Holding company (a)	$63,361	$57,017
Real estate services	34,868	31,300
Title	27,503	23,662
Mortgage conduit	19,291	5,144
Real estate technology	2,691	2,680
Total	$147,714	$119,803

(a)
Consists of net investment income earned from assets held by Radian Group, our holding company, that are not attributable or allocated to our underlying businesses.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 4 of 5)

Mortgage Insurance

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Net premiums written	$231,979	$233,648	$232,645	$231,877	$225,112
(Increase) decrease in unearned premiums	3,297	1,496	2,173	2,122	5,268
Net premiums earned	235,276	235,144	234,818	233,999	230,380
Services revenue	262	244	309	210	202
Net investment income	51,541	50,236	50,102	49,574	51,061
Other income	1,707	1,948	754	1,240	1,302
Total	288,786	287,572	285,983	285,023	282,945
Provision for losses	61	6,346	(1,769)	(6,886)	4,608
Policy acquisition costs	7,276	6,724	6,522	6,794	6,147
Cost of services	99	126	156	153	157
Other operating expenses before allocated corporate operating expenses	15,582	16,408	17,157	17,270	15,559
Interest expense	16,550	21,891	21,957	23,333	21,748
Total	39,568	51,495	44,023	40,664	48,219
Adjusted pretax operating income before allocated corporate operating expenses	249,218	236,077	241,960	244,359	234,726
Allocation of corporate operating expenses	34,011	32,534	43,197	34,509	36,929
Adjusted pretax operating income (1)	$215,207	$203,543	$198,763	$209,850	$197,797

All Other (2)

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Net premiums earned	$3,286	$3,989	$2,913	$1,858	$2,269
Services revenue	12,088	12,001	13,064	12,493	12,311
Net investment income	19,769	28,160	23,664	19,647	17,763
Net gains (losses) on investments and other financial instruments	(1,521)	(4,611)	(49)	383	356
Income (loss) on consolidated VIEs	(467)	465	—	—	—
Other income	826	(399)	130	25	14
Total (3)	33,981	39,605	39,722	34,406	32,713
Provision for losses	(685)	543	24	(148)	(438)
Cost of services	9,768	9,416	9,379	9,174	8,793
Other operating expenses before allocated corporate operating expenses	21,644	23,583	26,615	27,264	23,660
Interest expense	5,963	7,500	5,107	1,438	1,421
Total	36,690	41,042	41,125	37,728	33,436
Adjusted pretax operating income (loss) before allocated corporate operating expenses	(2,709)	(1,437)	(1,403)	(3,322)	(723)
Allocation of corporate operating expenses	3,661	3,438	4,677	3,711	5,340
Adjusted pretax operating income (loss) (1)	$(6,370)	$(4,875)	$(6,080)	$(7,033)	$(6,063)

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 5 of 5)

(1)
See Exhibits F and G for additional information on the use and definition of this term and a reconciliation to consolidated net income.
(2)
All Other activities include: (i) income (losses) from assets held by our holding company; (ii) related general corporate operating expenses not attributable or allocated to our reportable segments; and (iii) the operating results from certain other immaterial activities and operating segments, including our mortgage conduit, title, real estate services and real estate technology businesses.
(3)
Details of All Other revenue are as follows.

	2024				2023
(In thousands)	2024	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Holding company (a)	$10,670	$19,113	$17,042	$16,536	$15,374
Real estate services	8,056	8,185	9,110	9,517	9,014
Title	7,486	7,973	7,047	4,997	5,516
Mortgage conduit	7,128	3,658	5,815	2,690	2,171
Real estate technology	641	676	708	666	638
Total	$33,981	$39,605	$39,722	$34,406	$32,713

(a)
Consists of net investment income earned from assets held by Radian Group, our holding company, that are not attributable or allocated to our underlying businesses.

Selected Mortgage Insurance Key Ratios

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Loss ratio (1)	0.0%	2.7%	(0.8)%	(2.9)%	2.0%
Expense ratio (2)	24.2%	23.7%	28.5%	25.0%	25.5%

	Years Ended December 31,
(In thousands)	2024	2023

Loss ratio (1)	(0.2)%	(4.6)%
Expense ratio (2)	25.3%	26.0%

(1)
For our Mortgage Insurance segment, calculated as provision for losses expressed as a percentage of net premiums earned.
(2)
For our Mortgage Insurance segment, calculated as operating expenses, (which consist of policy acquisition costs and other operating expenses, as well as allocated corporate operating expenses), expressed as a percentage of net premiums earned.

Radian Group Inc. and Subsidiaries

Definition of Consolidated Non-GAAP Financial Measures

Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity,” which are non-GAAP financial measures for the consolidated company, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way our business performance is evaluated by both management and by our board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our businesses and to allocate resources to them.

Adjusted pretax operating income (loss) is defined as GAAP consolidated pretax income (loss) excluding the effects of: (i) net gains (losses) on investments and other financial instruments, except for those investments and other financial instruments attributable to our Mortgage Conduit business; (ii) amortization and impairment of goodwill and other acquired intangible assets; and (iii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss) attributable to common stockholders, net of taxes computed using the company’s statutory tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s statutory tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss). These adjustments, along with the reasons for their treatment, are described below.

(1)
Net gains (losses) on investments and other financial instruments. The recognition of realized investment gains or losses can vary significantly across periods as the activity is highly discretionary based on the timing of individual securities sales due to such factors as market opportunities, our tax and capital profile and overall market cycles. Unrealized gains and losses arise primarily from changes in the market value of our investments that are classified as trading or equity securities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses and changes in fair value of other financial instruments. Except for certain investments and other financial instruments attributable to specific operating segments, we do not view them to be indicative of our fundamental operating activities.

(2)
Amortization and impairment of goodwill and other acquired intangible assets. Amortization of acquired intangible assets represents the periodic expense required to amortize the cost of acquired intangible assets over their estimated useful lives. Acquired intangible assets are also periodically reviewed for potential impairment, and impairment adjustments are made whenever appropriate. We do not view these charges as part of the operating performance of our primary activities.
(3)
Impairment of other long-lived assets and other non-operating items, if any. Impairment of other long-lived assets and other non-operating items includes activities that we do not view to be indicative of our fundamental operating activities, such as: (i) impairment of internal-use software and other long-lived assets; (ii) gains (losses) from the sale of lines of business; (iii) acquisition-related income and expenses; and (iv) gains (losses) on extinguishment of debt.

Radian Group Inc. and Subsidiaries

Definition of Consolidated Non-GAAP Financial Measures

Exhibit F (page 2 of 2)

See Exhibit G for the reconciliations of the most comparable GAAP measures, consolidated pretax income (loss), diluted net income (loss) per share and return on equity to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, respectively.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are not measures of overall profitability, and therefore, should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss), diluted net income (loss) per share or return on equity. Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries

Consolidated Non-GAAP Financial Measure Reconciliations

Exhibit G (page 1 of 3)

Reconciliation of Consolidated Pretax Income to Adjusted Pretax Operating Income

	2024							2023
(In thousands)	Qtr 4		Qtr 3		Qtr 2	Qtr 1		Qtr 4

Consolidated pretax income	$189,126		$195,392		$188,123	$198,649		$179,817
Less reconciling income (expense) items
Net gains (losses) on investments and other financial instruments (1)	(6,770)		6,785		(4,438)	107		13,091
Amortization and impairment of goodwill and other acquired intangible assets	—		—		—	—		(11,173)
Impairment of other long-lived assets and other non-operating items	(12,941)	(2)	(10,061)	(2)	(122)	(4,275)	(3)	(13,835)	(2)
Total adjusted pretax operating income (4)	$208,837		$198,668		$192,683	$202,817		$191,734

(1)
Excludes net gains (losses) on investments and other financial instruments that are attributable to our Mortgage Conduit business, which are included in adjusted pretax operating income (loss).
(2)
This amount is included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A and primarily relates to impairment of other long-lived assets.
(3)
This amount is included in interest expense on the Condensed Consolidated Statement of Operations in Exhibit A and relates to the loss on extinguishment of debt.
(4)
Total adjusted pretax operating income consists of adjusted pretax operating income (loss) for our reportable segment and All Other activities as follows.

	2024				2023
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Adjusted pretax operating income (loss)
Mortgage Insurance segment	$215,207	$203,543	$198,763	$209,850	$197,797
All Other activities	(6,370)	(4,875)	(6,080)	(7,033)	(6,063)
Total adjusted pretax operating income	$208,837	$198,668	$192,683	$202,817	$191,734

Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Operating Income Per Share

	2024				2023
	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Diluted net income per share	$0.98	$0.99	$0.98	$0.98	$0.91
Less per-share impact of reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	(0.04)	0.04	(0.03)	—	0.08
Amortization and impairment of goodwill and other acquired intangible assets	—	—	—	—	(0.07)
Impairment of other long-lived assets and other non-operating items	(0.09)	(0.06)	—	(0.03)	(0.09)
Income tax (provision) benefit on reconciling income (expense) items (1)	0.03	—	—	0.01	0.02
Difference between statutory and effective tax rates	(0.01)	(0.02)	0.02	(0.03)	0.01
Per-share impact of reconciling income (expense) items	(0.11)	(0.04)	(0.01)	(0.05)	(0.05)
Adjusted diluted net operating income per share (1)	$1.09	$1.03	$0.99	$1.03	$0.96

(1)
Calculated using the company’s federal statutory tax rate of 21%.

Radian Group Inc. and Subsidiaries

Consolidated Non-GAAP Financial Measure Reconciliations

Exhibit G (page 2 of 3)

Reconciliation of Return on Equity to Adjusted Net Operating Return on Equity (1)

	2024				2023
	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Return on equity (1)	12.7%	13.2%	13.6%	13.8%	13.4%
Less impact of reconciling income (expense) items (2)
Net gains (losses) on investments and other financial instruments	(0.6)%	0.6%	(0.4)%	—%	1.2%
Amortization and impairment of goodwill and other acquired intangible assets	—%	—%	—%	—%	(1.0)%
Impairment of other long-lived assets and other non-operating items	(1.1)%	(0.9)%	—%	(0.4)%	(1.3)%
Income tax (provision) benefit on reconciling income (expense) items (3)	0.3%	—%	0.1%	0.1%	0.2%
Difference between statutory and effective tax rates	(0.1)%	(0.2)%	0.3%	(0.4)%	0.1%
Impact of reconciling income (expense) items	(1.5)%	(0.5)%	—%	(0.7)%	(0.8)%
Adjusted net operating return on equity (3)	14.2%	13.7%	13.6%	14.5%	14.2%

(1)
Calculated by dividing annualized net income by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(2)
Annualized, as a percentage of average stockholders’ equity.
(3)
Calculated using the company’s federal statutory tax rate of 21%.

Reconciliation of Consolidated Pretax Income to Adjusted Pretax Operating Income

	Years Ended December 31,
(In thousands)	2024	2023

Consolidated pretax income	$771,290	$767,487
Less reconciling income (expense) items
Net gains (losses) on investments and other financial instruments (1)	(4,316)	9,427
Amortization and impairment of goodwill and other acquired intangible assets	—	(15,285)
Impairment of other long-lived assets and other non-operating items (2)	(27,399)	(13,082)
Total adjusted pretax operating income (3)	$803,005	$786,427

(1)
Excludes net gains (losses) on investments and other financial instruments that are attributable to our Mortgage Conduit business, which are included in adjusted pretax operating income (loss).
(2)
Related primarily to impairments of internal-use software and lease-related assets, which are included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A.
(3)
Total adjusted pretax operating income consists of adjusted pretax operating income (loss) for our reportable segment and All Other activities as follows.

	Years Ended December 31,
(In thousands)	2024	2023

Adjusted pretax operating income (loss)
Mortgage Insurance segment	$827,363	$829,824
All Other activities	(24,358)	(43,397)
Total adjusted pretax operating income	$803,005	$786,427

Radian Group Inc. and Subsidiaries

Consolidated Non-GAAP Financial Measure Reconciliations

Exhibit G (page 3 of 3)

Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Operating Income Per Share
	Years Ended December 31,
	2024	2023

Diluted net income per share	$3.92	$3.77
Less per-share impact of reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	(0.03)	0.06
Amortization and impairment of goodwill and other acquired intangible assets	—	(0.09)
Impairment of other long-lived assets and other non-operating items	(0.17)	(0.08)
Income tax (provision) benefit on reconciling income (expense) items (1)	0.04	0.02
Difference between statutory and effective tax rates	(0.03)	(0.02)
Per-share impact of reconciling income (expense) items	(0.19)	(0.11)
Adjusted diluted net operating income per share (1)	$4.11	$3.88

(1)
Calculated using the company’s federal statutory tax rate of 21%.

Reconciliation of Return on Equity to Adjusted Net Operating Return on Equity (1)
	Years Ended December 31,
	2024	2023

Return on equity (1)	13.4%	14.5%
Less impact of reconciling income (expense) items (2)
Net gains (losses) on investments and other financial instruments	(0.1)%	0.2%
Amortization and impairment of goodwill and other acquired intangible assets	—%	(0.3)%
Impairment of other long-lived assets and other non-operating items	(0.6)%	(0.3)%
Income tax (provision) benefit on reconciling income (expense) items (3)	0.1%	0.1%
Difference between statutory and effective tax rates	(0.1)%	(0.1)%
Impact of reconciling income (expense) items	(0.7)%	(0.4)%
Adjusted net operating return on equity (3)	14.1%	14.9%

(1)
Calculated by dividing net income by average stockholders’ equity.
(2)
As a percentage of average stockholders’ equity.
(3)
Calculated using the company’s federal statutory tax rate of 21%.

On a consolidated basis, “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity” are measures not determined in accordance with GAAP. These measures should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss), diluted net income (loss) per share, return on equity or net income (loss).

Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies. See Exhibit F for additional information on our consolidated non-GAAP financial measures.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - New Insurance Written

Exhibit H

	2024				2023
($ in millions)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

NIW	$13,186	$13,493	$13,902	$11,534	$10,629
NIW by premium type

Direct monthly and other recurring premiums	96.4%	95.9%	96.5%	96.7%	96.4%

Direct single premiums	3.6%	4.1%	3.5%	3.3%	3.6%

NIW for purchases	90.4%	95.6%	98.3%	96.9%	98.8%
NIW for refinances	9.6%	4.4%	1.7%	3.1%	1.2%
NIW by FICO score (1)
>=740	71.7%	69.5%	69.4%	67.3%	66.5%
680-739	23.3%	24.8%	25.5%	27.1%	27.9%
620-679	5.0%	5.7%	5.1%	5.6%	5.6%
<=619	0.0%	0.0%	0.0%	0.0%	0.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%
NIW by LTV (2)
95.01% and above	15.9%	16.5%	16.5%	15.4%	15.4%
90.01% to 95.00%	37.5%	37.1%	37.2%	40.8%	40.0%
85.01% to 90.00%	31.7%	31.5%	32.4%	31.3%	31.3%
85.00% and below	14.9%	14.9%	13.9%	12.5%	13.3%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
For loans with multiple borrowers, the percentage of NIW by FICO score represents the lowest of the borrowers’ FICO scores at origination.
(2)
At origination.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	2024				2023
($ in millions)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Primary insurance in force	$275,126	$274,721	$272,827	$270,986	$269,979
Primary risk in force (“RIF”)	$72,074	$71,834	$71,109	$70,299	$69,710
Primary RIF by premium type
Direct monthly and other recurring premiums	90.0%	89.8%	89.5%	89.2%	88.9%
Direct single premiums	10.0%	10.2%	10.5%	10.8%	11.1%
Primary RIF by FICO score (1)
>=740	60.1%	59.6%	59.2%	58.8%	58.5%
680-739	32.6%	33.0%	33.3%	33.6%	33.9%
620-679	7.0%	7.1%	7.2%	7.3%	7.3%
<=619	0.3%	0.3%	0.3%	0.3%	0.3%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Primary RIF by LTV (2)
95.01% and above	19.8%	19.5%	19.2%	18.9%	18.6%
90.01% to 95.00%	47.9%	48.0%	48.1%	48.2%	48.2%
85.01% to 90.00%	27.3%	27.3%	27.3%	27.1%	27.1%
85.00% and below	5.0%	5.2%	5.4%	5.8%	6.1%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Persistency Rate (12 months ended)	83.6%	84.4%	84.3%	84.3%	84.0%
Persistency Rate (quarterly, annualized) (3)	82.7%	84.1%	83.5%	85.3%	85.8%

(1)
For loans with multiple borrowers, the percentage of primary RIF by FICO score represents the lowest of the borrowers’ FICO scores at origination.
(2)
At origination.
(3)
The Persistency Rate on a quarterly, annualized basis is calculated based on loan-level detail for the quarter ending as of the date shown. It may be impacted by seasonality or other factors, including the level of refinance activity during the applicable periods and may not be indicative of full-year trends.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

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the health of the U.S. housing market generally and changes in economic conditions that impact the size of the insurable mortgage market, the credit performance of our insured mortgage portfolio, the returns on our investments in residential mortgage loans acquired through our Mortgage Conduit business and other investments held in our investment portfolio, as well as our business prospects, including: changes resulting from inflationary pressures, the interest rate environment and the risk of higher unemployment rates; other macroeconomic stresses and uncertainties, including potential impacts resulting from the recent change in Presidential administrations and other political and geopolitical events, civil disturbances and endemics/pandemics or extreme weather events and other natural disasters that may adversely affect regional economic conditions and housing markets;
■
changes in the way customers, investors, ratings agencies, regulators or legislators perceive our performance, financial strength and future prospects;
■
Radian Guaranty’s ability to remain eligible under the PMIERs to insure loans purchased by the GSEs;
■
our ability to maintain an adequate level of capital in our insurance subsidiaries to satisfy current and future regulatory requirements;
■
changes in the charters or business practices of, or rules or regulations imposed by or applicable to, the GSEs or loans purchased by the GSEs, or changes in the requirements for Radian Guaranty to remain an approved insurer to the GSEs, such as changes in the PMIERs or the GSEs’ interpretation and application of the PMIERs or other applicable requirements;
■
changes in the current housing finance system in the United States, including the roles and areas of primary focus of the FHA, the VA, the GSEs and private mortgage insurers in this system;
■
our ability to successfully execute and implement our capital plans, including our risk distribution strategy through the capital markets, traditional reinsurance markets or other strategies, and to maintain sufficient holding company liquidity to meet our liquidity needs;
■
our ability to successfully execute and implement our business plans and strategies, including plans and strategies that may require GSE and/or regulatory approvals and licenses, that are subject to complex compliance requirements that we may be unable to satisfy, or that may expose us to new risks, including those that could impact our capital and liquidity positions;
■
risks related to the quality of third-party mortgage underwriting and mortgage loan servicing;
■
a decrease in the Persistency Rates of our mortgage insurance on Monthly Premium Policies;
■
competition in the private mortgage insurance industry generally, and more specifically: price competition in our mortgage insurance business and competition from the FHA and the VA as well as from other forms of credit enhancement, such as any potential GSE-sponsored alternatives to traditional mortgage insurance;
■
U.S. political conditions and the impact of Presidential Executive Orders and legislative and regulatory activity (or inactivity), including adoption of (or failure to adopt) new laws and regulations, or changes in existing laws and regulations, or the way they are interpreted or applied;

■
legal and regulatory claims, assertions, actions, reviews, audits, inquiries and investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures, new or increased reserves or have other effects on our business;
■
the amount and timing of potential payments or adjustments associated with federal or other tax examinations;
■
the possibility that we may fail to estimate accurately, especially in the event of an extended economic downturn or a period of extreme market volatility and economic uncertainty, the likelihood, magnitude and timing of losses in establishing loss reserves for our mortgage insurance business or to accurately calculate and/or project our Available Assets and Minimum Required Assets under the PMIERs, which could be impacted by, among other things, the size and mix of our IIF, changes to the PMIERs, the level of defaults in our portfolio, the reported status of defaults in our portfolio (including whether they are subject to mortgage forbearance, a repayment plan or a loan modification trial period), the level of cash flow generated by our insurance operations and our risk distribution strategies;
■
volatility in our financial results caused by changes in the fair value of our assets and liabilities carried at fair value;
■
changes in GAAP or SAP rules and guidance, or their interpretation;
■
risks associated with investments to grow our existing businesses, or to pursue new lines of business or new products and services, including our ability and related costs to acquire, develop, launch and implement new and innovative technologies and digital products and services, whether these products and services receive broad customer acceptance or disrupt existing customer relationships, and additional financial risks related to these and other potential investments, including required changes in our investment, financing and hedging strategies, risks associated with our increased use of financial leverage, which could expose us to liquidity risks resulting from changes in the fair values of assets, and the risk that we may fail to achieve forecasted results, which could result in lower or negative earnings contribution;
■
the effectiveness and security of our information technology systems and digital products and services, including the risk that these systems, products or services fail to operate as expected or planned or expose us to cybersecurity or third-party risks, including due to malware, unauthorized access, cyberattack, ransomware or other similar events;
■
our ability to attract, develop and retain key employees;
■
the amount of dividends, if any, that our insurance subsidiaries may distribute to us, which under applicable regulatory requirements is based primarily on the financial performance of our insurance subsidiaries, and therefore, may be impacted by general economic, competitive and other factors, many of which are beyond our control; and
■
the ability of our operating subsidiaries to distribute amounts to us under our internal tax- and expense-sharing arrangements, which for our insurance subsidiaries are subject to regulatory review and could be terminated at the discretion of such regulators.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and to subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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